JOINT FILER INFORMATION

Designated Filer of Form 4: Bank of America Corporation

Item 2. Date of Event Requiring Statement: August 21, 2003

Item 4. Issuer Name and Ticker Symbol: Factual Data Corporation (FDCC)
Filers	Ownership Form
Designated Filer: CIVC Partners Fund, LP 231 South LaSalle Street Chicago, Illinois 60697	Direct
Joint Filers:
CIVC Partners, LLC 231 South LaSalle Street Chicago, Illinois 60697	Indirect
BankAmerica Investment Corporation 100 North Tryon Street Charlotte, North Carolina 28255	Indirect
Bank of America Corporation 100 North Tryon Street Charlotte, North Carolina 28255	Indirect